EXHIBIT 10.5

WAIVER

This waiver (“Waiver”) with respect to the Warrant (as defined below), is entered into as of December 5, 2024 (the “Effective Date”), by and between ICoreConnect Inc., a Delaware corporation (the “Company”) and [LENDER], a New Jersey limited liability company (“Holder”). “Warrant” shall mean that certain common stock purchase warrant issued by the Company to the Holder on or around July 31, 2024. Each of the Company and Holder is a “Party” to this Waiver and the Company and the Holder, collectively, the “Parties” hereto. In consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.

Holder hereby waives its rights under Section 2(b) of the Warrant only with respect to (i) all issuances of the Company’s common stock by the Company to Clearthink Capital Partners, LLC prior to the Effective Date pursuant to that certain strata purchase agreement entered into between the Company and Clearthink on or around August 16, 2024 and (ii) all issuances of the Company’s common stock by the Company to Crom Structured Opportunities Fund I, LP (“Crom LP”) after the Effective Date pursuant to that certain equity purchase agreement entered into between the Company and Crom LP on or around the Effective Date.

2.	Except as set forth above, all of the terms, conditions and provisions of the Warrant shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed on the date first written above.

COMPANY:

ICORECONNECT INC.

By:
Name: [NAME]
Title: [TITLE]

HOLDER:

[LENDER]

By:
Name: [NAME]
Title: [TITLE]